Palatin Technologies, Inc. 8-K

Exhibit 99.1

FOR RELEASE February 14, 2013 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Second Quarter Fiscal Year 2013 Results;
Teleconference and Webcast to be held on February 14, 2013

CRANBURY, NJ – February 14, 2013 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its second quarter ended December 31, 2012.  Palatin reported a net loss of $1.7 million, or $(0.02) per basic and diluted share, for the quarter ended December 31, 2012, compared to a net loss of $2.6 million, or $(0.08) per basic and diluted share, for the same period in 2011.

The decrease in net loss for the quarter ended December 31, 2012, compared to the same period last fiscal year, is primarily attributable to an increase in net proceeds from the sale of New Jersey state net operating loss carryforwards, which resulted in the recognition of $1.8 million and $1.1 million, respectively, in tax benefits for the three months ended December 31, 2012 and 2011, and secondarily to a decrease in operating expenses for the periods presented.

REVENUE
Revenues, which consisted of contract revenue pursuant to the collaboration agreement with AstraZeneca, were $6,555 for the quarter ended December 31, 2012 compared to $11,492 for the quarter ended December 31, 2011.

COSTS AND EXPENSES
Total operating expenses for the quarter ended December 31, 2012 were $3.4 million compared to $3.7 million for the comparable quarter of 2011.  The decrease in operating expenses for the quarter was primarily due to lower costs related to Palatin’s Phase 2B clinical trial with bremelanotide for Female Sexual Dysfunction (FSD), which Palatin reported positive top-line results on November 8, 2012.

CASH POSITION
Palatin’s cash and cash equivalents were $32.9 million as of December 31, 2012, compared to $3.8 million at June 30, 2012, with current liabilities of $2.0 million as of December 31, 2012 compared to $3.5 million as of June 30, 2012.

Palatin believes that its existing capital resources will be adequate to fund its currently planned operations, including completing analysis of results of the Company’s Phase 2B clinical trial with bremelanotide for FSD, holding an end-of-phase 2 meeting with the U.S. Food and Drug Administration (FDA), and commencing Phase 3 activities, through at least calendar year 2013.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on February 14, 2013 at 11:00 a.m. Eastern time to discuss the results of operations and an update on corporate developments in greater detail.  Individuals interested in listening to the conference call live can dial 1-888-539-3678 (domestic) or 1-719-325-2329 (international) pass code 4795478.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access

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the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 4795478.  The webcast and telephone replay will be available through February 21, 2013.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential.  Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin's website at http://www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements.  Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel: (212) 213-0006 / cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

REVENUES:	$6,555	$11,492	$10,361	$38,709

OPERATING EXPENSES:
Research and development	2,445,770	2,693,067	4,789,083	4,977,450
General and administrative	1,001,538	1,019,747	2,062,554	2,129,129
Total operating expenses	3,447,308	3,712,814	6,851,637	7,106,579

Loss from operations	(3,440,753)	(3,701,322)	(6,841,276)	(7,067,870)

OTHER INCOME (EXPENSE):
Investment income	13,016	7,234	27,387	22,274
Interest expense	(1,360)	(1,847)	(3,642)	(4,820)
Increase in fair value of warrants	—	—	(7,069,165)	—
Gain on disposition of supplies
and equipment	—	3,000	4,620	3,000
Total other income (expense), net	11,656	8,387	(7,040,800)	20,454

Loss before income taxes	(3,429,097)	(3,692,935)	(13,882,076)	(7,047,416)
Income tax benefit	1,753,208	1,068,233	1,753,208	1,068,233

NET LOSS	$(1,675,889)	$(2,624,702)	$(12,128,868)	$(5,979,183)

Basic and diluted net loss
per common share	$(0.02)	$(0.08)	$(0.14)	$(0.17)

Weighted average number of
common shares outstanding used
in computing basic and diluted
net loss per common share	106,424,443	34,900,591	89,046,806	34,900,591

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$32,850,676	$3,827,198
Accounts receivable	37,991	27,631
Restricted cash	—	350,000
Prepaid expenses and other current assets	343,912	532,010
Total current assets	33,232,579	4,736,839

Property and equipment, net	285,649	318,653
Other assets	58,542	324,992
Total assets	$33,576,770	$5,380,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$23,144	$22,277
Accounts payable	484,815	294,894
Accrued expenses	1,541,729	2,706,496
Accrued compensation	—	433,333
Total current liabilities	2,049,688	3,457,000

Capital lease obligations	8,116	19,909
Deferred rent	54,068	72,677
Total liabilities	2,111,872	3,549,586

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of December 31, 2012 and 4,997 as of June 30, 2012	47	50
Common stock of $0.01 par value – authorized 200,000,000 shares;
issued and outstanding 38,947,912 shares as of December 31, 2012 and 34,900,591 as of June 30, 2012, respectively	389,479	349,006
Additional paid-in capital	282,447,525	240,725,127
Accumulated deficit	(251,372,153)	(239,243,285)
Total stockholders’ equity	31,464,898	1,830,898
Total liabilities and stockholders’ equity	$33,576,770	$5,380,484